FOR IMMEDIATE RELEASE	Bel Fuse Inc. 206 Van Vorst Street Jersey City, NJ 07302 www.belfuse.com tel 201.432.0463 fax 201.432.9542

Investor Contact: Darrow Associates tel 516.419.9915 pseltzberg@darrowir.com	Company Contact: Daniel Bernstein President ir@belf.com
Bel Reports First Quarter 2016 Results

JERSEY CITY, NJ, May 6, 2016 - Bel Fuse Inc. ("Bel," or, "the Company") (NASDAQ:BELFA and NASDAQ:BELFB) today announced preliminary financial results for the first quarter of 2016.

First Quarter 2016 Highlights

•	Net sales decreased 14.7% to $121.2 million in the first quarter of 2016 as compared with $142.0 million in the first quarter of 2015.
•
Operating loss was $103.4 million in the first quarter of 2016, which included a non-cash goodwill and other intangible assets impairment charge of $108.6 million. Excluding this charge, operating profit was $5.2 million. This compares with operating profit of $9.0 million in the first quarter of 2015.

•
GAAP EPS was a loss of $(8.15) per Class A share and $(8.55) per Class B share in the first quarter of 2016, which included a non-cash goodwill and other intangible assets impairment charge of $8.62 per Class A share and $9.05 per Class B share. Excluding this charge and restructuring charges of $0.01 per Class A&B share, Non GAAP EPS was $0.48 per Class A share and $0.51 per Class B share in the first quarter of 2016. This compares with Non GAAP EPS of $0.49 per Class A share and $0.51 per Class B share in the first quarter of 2015.

CEO Comments

Daniel Bernstein, President and CEO, said "We have written down an estimated amount of goodwill and other intangible assets associated with our recent acquisitions and legacy-Bel business as required under US GAAP. We do not expect this write down to result in any future cash expenditures, impact liquidity, affect the ongoing business or financial performance, or impact compliance with our debt covenants. This estimated write down does not change the belief of the Board of Directors and management that Bel is a substantially stronger company today with the acquisitions of Power Solutions and Connectivity Solutions. We have been able to achieve operational synergies and efficiencies making our legacy businesses and the businesses acquired more profitable than the day we purchased them, even with the downturn in sales. These acquisitions have expanded our global footprint, substantially broadened our product portfolio and opened up new markets and customers in the military, aerospace and the Cloud, with growth opportunities that were not available to us before we acquired these companies."

"Bel Power Solutions continued to experience softening of sales in the first quarter due to overall market conditions. However our current backlog remains stable. We continue to introduce new products and recent design wins at the larger tier one customers, which should result in stronger sales for Bel Power Solutions and Protection during the second half of 2016. In addition we have placed more focus on the Cloud and Open Compute customers as we believe this market should outperform our traditional customers."

"Bel's Cinch Connectivity Solutions business finished the first quarter of 2016 with improved operating profitability when compared to both the fourth quarter and same quarter in 2015. Despite continued general market weakness, particularly within the Military and key Industrial segments such as Agricultural equipment and Oil and Gas exploration, the restructuring efforts taken over the last roughly six quarters have allowed for improvement in profitability while we position the business for future growth. Having now completed our previously announced facility consolidations, we've begun to see the benefit in fixed cost savings as well as improved operational efficiencies."

"Improved sales of our connectivity products utilized in Commercial Aircraft manufacturing were offset by weaker sales into the Military and key Industrial segments. We continue to see Commercial Aerospace as a key growth market in the future. As a result, we continue to focus a significant amount of our Business and Product Development resources within this area while continuing to pursue cost improvement in all areas."

First Quarter 2016 Results

Net Sales
Net sales decreased 14.7% to $121.2 million in the first quarter of 2016, compared with $142.0 million in the first quarter of 2015, primarily due to lower sales of Bel's power solutions and protection products, as well as certain magnetic and connectivity products.

Selling, General and Administrative Expenses (SG&A)
SG&A expenses were $17.7 million, or 14.6% of net sales in the first quarter of 2016 as compared with $17.6 million, or 12.4% of net sales, in the first quarter of 2015. In the first quarter of 2016, we recorded a benefit of $2.8 million for certain value-added and business tax items recorded in connection with the acquisition of Power Solutions. In addition, professional fees declined $0.6 million, primarily due to the expiration of certain IT transition services agreements in the first half of 2015. These items were partially offset by foreign currency exchange losses on intercompany receivables and payables of $0.3 million in the first quarter of 2016 as compared with foreign currency exchange gains of $4.6 million in the first quarter of 2015.

Goodwill and Other Intangible Assets Impairment
As part of our interim review for impairment of our reporting units, we identified an impairment within our North America, Europe and Asia reporting units due to lower-than-anticipated growth rates from challenging macroeconomic conditions. As a result, we have recorded a non-cash, pre-tax charge for impairment of goodwill and certain intangible assets of $108.6 million, ($106.5 million, net of taxes and $8.62 impact to EPS per Class A share and $9.05 impact to EPS per Class B share). This estimated amount is subject to finalization and will be finalized in the second quarter of 2016. We do not expect this impairment to result in any future cash expenditures, impact liquidity, affect the ongoing business or financial performance of our reporting units, or impact compliance with our debt covenants.

Operating Loss
Operating loss was $103.4 million in the first quarter of 2016 as compared with operating income of $9.0 million in the first quarter of 2015.

Income Taxes
Income tax benefit was $4.9 million, or 4.6% in the first quarter of 2016 compared with an income tax provision of $2.0 million, or 26.8% in the first quarter of 2015.

Net Earnings
Net loss was $100.7 million in the first quarter of 2016 as compared with net earnings of $5.3 million in the first quarter of 2015.

Balance Sheet Data

As of March 31, 2016, working capital was $159.3 million, including $69.0 million of cash and cash equivalents with a current ratio of 2.6-to-1. Total debt was $161.9 million. In comparison, as of December 31, 2015, working capital was $158.6 million, including $85.0 million of cash and cash equivalents with a current ratio of 2.3-to-1 and total debt of $183.5 million.

Conference Call

Bel has scheduled a conference call at 11:00 a.m. EDT today. To participate, dial (888) 329-8893 or (719) 457-2727 if dialing internationally, conference ID number: 2746213. A simultaneous webcast of the conference call may be accessed online from the Events and Presentations link of the Investors page under the "About Bel" tab at www.BelFuse.com. The webcast replay will be available for a period of 20 days at this same Internet address. For a telephone replay, dial (877) 870-5176, conference ID number: 2746213 after 2:00 p.m. EDT.

About Bel
Bel (www.belfuse.com) designs, manufactures and markets a broad array of products that power, protect and connect electronic circuits.  These products are primarily used in the networking, telecommunications, computing, military, aerospace, transportation and broadcasting industries.  Bel's product groups include Magnetic Solutions (integrated connector modules, power transformers, power inductors and discrete components), Power Solutions and Protection (front-end, board-mount and industrial power products, module products and circuit protection), and Connectivity Solutions (expanded beam fiber optic, copper-based, RF and RJ connectors and cable assemblies).  The Company operates facilities around the world.

Forward-Looking Statements

Except for historical information contained in this press release, the matters discussed in this press release (including the statements regarding stronger sales for Bel Power Solutions in the second half of 2016 and potential growth in the Commercial Aerospace business are forward-looking statements (as described under the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. Actual results could differ materially from Bel's projections. Among the factors that could cause actual results to differ materially from such statements are: the market concerns facing our customers; the continuing viability of sectors that rely on our products; the effects of business and economic conditions; difficulties associated with integrating recently acquired companies; capacity and supply constraints or difficulties; product development, commercialization or technological difficulties; the regulatory and trade environment; risks associated with foreign currencies; uncertainties associated with legal proceedings; the market's acceptance of the Company's new products and competitive responses to those new products; and the risk factors detailed from time to time in the Company's SEC reports. In light of the risks and uncertainties, there can be no assurance that any forward-looking statement will in fact prove to be correct. We undertake no obligation to update or revise any forward looking statements.

Non-GAAP Financial Measures
The non-GAAP measures identified in the supplementary information to this press release are not measures of performance under accounting principles generally accepted in the United States of America ("GAAP").  These measures should not be considered a substitute for, and the reader should also consider, income from operations, net earnings, earnings per share and other measures of performance as defined by GAAP as indicators of our performance or profitability. Our non GAAP measures may not be comparable to other similarly-titled captions of other companies due to differences in the method of calculation.

Website Information
We routinely post important information for investors on our website, www.belfuse.com, in the "Investor Relations" section. We use our website as a means of disclosing material, otherwise non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Bel Fuse Inc.
Supplementary Information(1)(2)
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2016	2015

Net sales	$121,182	$142,015
Cost of sales	98,108	115,202
Gross profit	23,074	26,813
As a % of net sales	19.0%	18.9%

Selling, general and administrative expenses	17,670	17,608
As a % of net sales	14.6%	12.4%
Impairment of goodwill and other intangible assets(3)	108,583	-
Restructuring charges	228	158

(Loss) income from operations	(103,407)	9,047
As a % of net sales	-85.3%	6.4%

Interest expense	(2,201)	(2,179)
Interest income and other, net	40	402
(Loss) earnings before (benefit) provision for income taxes	(105,568)	7,270

(Benefit) provision for income taxes	(4,872)	1,950
Effective tax rate	4.6%	26.8%
Net (loss) earnings available to common stockholders	$(100,696)	$5,320
As a % of net sales	-83.1%	3.7%

Weighted average number of shares outstanding:
Class A common shares - basic and diluted	2,175	2,175
Class B common shares - basic and diluted	9,701	9,670

Net (loss) earnings per common share:
Class A common shares - basic and diluted	$(8.15)	$0.43
Class B common shares - basic and diluted	$(8.55)	$0.45

(1) The supplementary information included in this press release for 2016 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) First quarter 2015 has been revised from our 10-Q disclosures to reflect immaterial measurement period adjustments related to the acquisitions completed in 2014. First quarter 2015 reflected cost of sales of $114.9 million, net earnings of $5.6 million, earnings per Class A common share of $0.45 per share and earnings per Class B common share of $0.48 per share.

(3) As part of our interim review for impairment of our reporting units, we identified an impairment within our North America, Europe and Asia reporting units due to lower-than-anticipated growth rates from challenging macroeconomic conditions. As a result, we have recorded a non-cash, pre-tax charge for impairment of goodwill and certain intangible assets of $108.6 million, ($106.5 million, net of taxes and $8.62 impact to EPS per Class A and $9.05 per Class B shares). This estimated amount is subject to finalization and will be finalized in the second quarter of 2016. We do not expect this impairment to result in any future cash expenditures, impact liquidity, affect the ongoing business or financial performance of our reporting units, or impact compliance with our debt covenants.

Bel Fuse Inc.
Supplementary Information(1)(2)
Condensed Consolidated Balance Sheets
(in thousands, unaudited)
	March 31,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$69,045	$85,040
Accounts receivable, net	76,856	86,268
Inventories	99,981	98,510
Other current assets	13,072	10,653
Total current assets	258,954	280,471
Property, plant and equipment, net	55,985	57,611
Goodwill and other intangible assets, net	99,135	209,461
Other assets	30,607	35,828
Total assets	$444,681	$583,371

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$49,134	$49,798
Current portion of long-term debt	9,896	24,772
Other current liabilities	40,575	47,282
Total current liabilities	99,605	121,852
Long-term debt	152,017	158,776
Other liabilities	59,236	69,621
Total liabilities	310,858	350,249
Stockholders' equity	133,823	233,122
Total liabilities and stockholders' equity	$444,681	$583,371

(1) The supplementary information included in this press release for 2016 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) The December 31, 2015 Balance Sheet has been revised to present deferred tax assets and deferred tax liabilities as noncurrent on the consolidated balance sheet and a reclass of deferred financing costs from other assets to long-term debt. These reclasses were not material to the condensed consolidated balance sheet.

Bel Fuse Inc.
Supplementary Information(1)
Reconciliation of U.S. GAAP Net (Loss) Earnings Available to Common Stockholders to Non U.S. GAAP EBITDA(2)
(in thousands, unaudited)

	Three Months Ended
	March 31,
	2016	2015

U.S. GAAP Net (loss) earnings available to common stockholders	$(100,696)	$5,320
Interest expense	2,201	2,179
(Benefit) provision for income taxes	(4,872)	1,950
Depreciation and amortization	5,501	5,637
Non U.S. GAAP EBITDA	$(97,866)	$15,086
% of net sales	-80.8%	10.6%

(1) The supplementary information included in this press release for 2016 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) In this press release and supplemental information, we have included non-U.S. GAAP financial measures, including Non-U.S. GAAP EPS and EBITDA. We present results adjusted to exclude the effects of certain specified items and their related tax impact that would otherwise be included under U.S GAAP, to aid in comparisons with other periods. We may use Non-U.S GAAP financial measures to determine performance-based compensation and management believes that this information may be useful to investors.

The following tables reconcile our US GAAP net earnings per common Class A and Class B basic and diluted shares ("US GAAP EPS") to Non US GAAP net earnings per common Class A and Class B basic and diluted shares ("Non US GAAP EPS").

	Three Months Ended March 31,		Three Months Ended March 31,
	2016		2015
			(Revised)
	Class A	Class B	Class A	Class B
US GAAP EPS	$(8.15)	$(8.55)	$0.43	$0.45
Reconciling items (a)	8.63	9.06	0.06	0.06
Non US GAAP EPS	$0.48	$0.51	$0.49	$0.51

(a) The following tables detail the impact that certain unusual or non-recurring items had on the Company's net earnings per common Class A and Class B basic and diluted shares and the line items these items were included in on the condensed consolidated statements of operations.

	Three Months Ended March 31, 2016					Three Months Ended March 31, 2015
Reconciling Items	Gross Impact	Tax Effect	Net Earnings Impact	Class A EPS Impact	Class B EPS Impact	Gross Impact	Tax Effect	Net Earnings Impact	Class A EPS Impact	Class B EPS Impact
Impairment of goodwill and other intangible assets	$108,583	$2,052	$106,531	$8.62	$9.05	$-	$-	$-	$-	$-
Restructuring charges	228	84	144	0.01	0.01	158	47	111	0.01	0.01
Acquisition related costs included in selling general and administrative expenses	-	-	-	-	-	385	145	240	0.02	0.02
Information technology migration and rebranding costs included in selling, general and administrative expenses	-	-	-	-	-	603	219	384	0.03	0.03
Total reconciling items	$108,811	$2,136	$106,675	$8.63	$9.06	$1,146	$411	$735	$0.06	$0.06